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                                                                    EXHIBIT 99.2

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations.

Except for historical information, the discussion in this report (including, without limitation, the discussion under the heading "Results of Operations") contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, risks discussed under the caption "Risk Factors" in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2000 (a copy of which is available at www.sec.gov or upon request from the Company.)
                         -----------

Overview

HealthCentral.com is a leading provider of online healthcare, e-Commerce and content to consumers through our network of websites which includes WebRx.com, Vitamins.com, HealthCentral.com, RxList.com, DrugEmporium.com and ComfortLiving.com, and through our Vitamins.com catalog and retail operations. In addition, we provide website development services to hospitals, hospital groups and healthcare organizations through our Enterprise Web Services. HealthCentral.com offers more than 25,000 SKU's of health, beauty and personal care products and provides user-friendly interactive tools, customized health information pages, personalized health risk assessments and topical newsletters.

On April 11, 2000, we acquired the exclusive licensing rights to market and sell "Dr. Dean Edell Eyewear" through 2006. Payment for the product license was $2.8 million in cash. Simultaneously, we entered into a license and distribution agreement with Cable Car Eyewear to sell the Dr. Dean Edell Eyewear to brick-and-mortar pharmacies and grocery chains. This agreement requires minimum purchases of products from us for the years 2000 through 2006 starting at $5.0 million in 2000 and increasing each subsequent year. In addition, we entered into a supply agreement with Invision Optical Products through 2006 to supply the Company with the Dr. Dean Edell Eyewear products.

On June 16, 2000, we acquired Vitamins.com, a retailer that provides dietary supplements, related health and wellness products and information to consumers, for 22,432,801 shares of common stock. Each share of Vitamins.com stock was exchanged for 0.387 shares of HealthCentral.com common stock. We also incurred transaction costs of approximately $2.5 million. Vitamins.com will remain our wholly-owned subsidiary. The transaction was recorded using the pooling of interest method of accounting and was a tax-free reorganization under Section 369 of the Internal Revenue Code of 1986, as amended.

In August 1999, HealthCentralRx.com entered into an agreement with America Online regarding HealthCentralRx.com's tenancy on America Online's HealthOnline Pharmacy Channel. Both we and America Online have claimed material breach of the agreement by the other party, and we gave notice to America Online that, effective June 2000, we were terminating the agreement. The business relationship and the dispute are currently inactive, however, if America Online were to prevail on its claim of breach, we may be required to make substantial cash payments to America Online in connection with this matter.

In August 2000, we terminated our contract with Bergen Brunswig. An expense of $99,000 was incurred in association with the termination of this contract. We also amended our agreement with AltaVista, an internet portal, to issue 300,000 shares of our common stock, valued at $937,500, to AltaVista in exchange for the termination of all our payment obligations under the amended agreement dated May 15, 2000. Our relationship with AltaVista was formally terminated on September 15, 2000.

On September 14, 2000, we consummated an asset purchase agreement with Drug Emporium, Inc. and its online drugstore subsidiary, DrugEmporium.com. Under the terms of the asset purchase agreement, we acquired substantially all of the assets and assumed some liabilities, primarily trade payables and hardware/software leases, of the DrugEmporium.com business in exchange for the issuance of shares of our non-voting preferred stock, which does not carry a liquidation preference and which is convertible into 2,400,000 shares of our common stock. Drug Emporium, Inc. also has an opportunity to receive additional shares of our convertible preferred stock, which do not carry a liquidation preference, if certain revenue targets are met. In connection with this acquisition, we also entered into a 10-year services agreement with Drug Emporium, Inc., under which we receive in-store promotional and advertising support and access to Drug Emporium, Inc.'s electronic purchasing system and in-store order pickup capabilities at certain Drug Emporium, Inc. retail stores. The total purchase price of $7.8 million consisted of 480,000 shares of preferred stock, convertible into 2.4 million shares of common stock, valued at $7,274,880 based upon the fair market value of our common stock of $3.0312 per share on the date the asset purchase agreement was signed. The purchase price also included transaction costs of $522,316. Goodwill and other intangibles are being amortized on a straight-line basis over the estimated period of benefit of three to four years.


On December 14, 2000, we completed an asset purchase transaction with more.com, Inc. and Comfort Living, Inc. Under the terms of the asset purchase agreement, we acquired all of the assets and properties and certain liabilities associated with more.com's Comfort Living subsidiary, including its website, inventory and a leased 18,000 square foot warehouse and distribution center in Gaithersburg, Maryland. We also acquired all of more.com's trademarks, trade names, websites, and customer lists
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in exchange for the issuance of 5,002,525 shares of our common stock. The total purchase price approximates $6.3 million, including transaction costs.

During the fourth quarter ended December 31, 2000, we performed an impairment analysis of the identifiable intangibles and enterprise level goodwill recorded in connection with the acquisitions of Enterprise Web Services, L&H Vitamins, Inc., HealthCentralRx.com, Inc., RxList.com, DrugEmporium.com and the license agreement with Dr. Dean Edell. The analysis was performed in response to the sustained decline in our stock price, the overall decline in our industry growth rates, the excess of the carrying value of the identifiable intangibles and goodwill over our market capitalization, and lower projected future operating results. As a result of this review, a $39.1 million impairment charge was recorded to eliminate all of our identifiable intangibles and enterprise level goodwill, except for the amounts recorded in December 2000 in connection with our acquisition of certain assets of more.com, Inc. and its subsidiary Comfort Living, Inc. The charge was determined based upon our estimated future discounted cash flows using a discount rate of 30%. The assumptions supporting the cash flows including the discount rate were determined using management's best estimates. The remaining goodwill and identifiable intangibles balance of approximately $4.9 million will be amortized over the remaining useful life of three to four years, which we consider appropriate.

e-Commerce and other product sales revenues are recognized for over-the-counter health and beauty aid products and dietary supplements, net of discounts, when products are shipped to customers. Net sales include outbound shipping and handling fees charged to customers. Prior to September 2000, we recognized commission revenue for the use of our website related to sales made by Medi-Mail for prescription drugs. However, our acquisition of DrugEmporium.com has enabled us to sell and ship prescription drugs directly to the consumer. Accordingly, beginning in September 2000, we began to recognize gross sales from the sale of pharmaceutical products. Revenue also includes the wholesale revenue from the sales of the "Dr. Dean Edell Eyewear" brand eyeglasses to our brick-and-mortar distribution partner. All revenues are recognized, net of allowances for product returns, promotional discounts and coupons, at the time the products are shipped to the customer. We are responsible for all refunds relating to all sales where a customer is not satisfied with the products received. We record an estimated allowance for such returns in the period of sale. We also retain the credit risk for all sales.

Advertising revenues are recognized in the period the advertising impressions are delivered to customers. We use an outside vendor to solicit customers to use our advertising services, to serve the ads to our website and to bill and collect for these services. This outside vendor provides monthly reports indicating the impressions delivered, the amounts billed for our advertising services and the related administrative fee. We recognize advertising revenues, as reported by the outside vendor, net of this administrative fee, as we bear no collection risk for the gross amount of the advertising fees. Our advertising contracts do not guarantee a minimum number of impressions to be delivered. We also enter into sponsorship agreements and provide customers with enhanced promotional opportunities and co-branded web pages.

Content and other revenues are derived from contracts with healthcare providers, health product resellers, and third party organizations and principally consist of license fees for website development applications, consulting fees from custom website development, and hosting and maintenance fees related to the websites' maintenance. We recognize software license revenue under Statement of Position ("SOP") 97-2, Software Revenue Recognition, and SOP 98-9,
Modifications of SOP 97-2, Software Revenue Recognition, with Respect to
Certain Transactions. When contracts contain multiple elements and vendor-specific objective evidence exists for all undelivered elements, we account for the delivered elements in accordance with the "Residual Method" prescribed by SOP 98-9. For consulting projects, revenues are recognized at the time services are rendered based on charges for time and materials. Deferred revenues represent the amount of cash received or services performed and billed prior to revenue recognition.

We incurred net losses of approximately $63.6 million, $1.8 million, and $1.3 million for the years ended December 31, 1999, 1998 and 1997, respectively. We anticipate incurring additional operating losses for the foreseeable future.

Results of Operations

Years ended December 31, 1999, 1998 and 1997

e-Commerce and other product sales. e-Commerce and other product sales were $9.1 million in 1999. There were no e-Commerce or other product sales in 1998 or 1997. The increase in e-Commerce and other product sales in 1999 was attributable to the acquisitions of L&H Vitamins in August 1999, HealthCentralRx in September 1999, the relaunch of the Vitamins.com website in October 1999 and promotions associated with new customer acquisitions. In addition, a growing customer base, repeat purchases from existing customers and new product offerings contributed to increased sales. Revenues in the future are expected to increase as we continue to grow our e-Commerce customer base and our affiliate relationships, as well as focus our marketing efforts on our existing customer base. However, in the future, the level of our sales will depend upon a number of factors including the frequency of customer purchases, the quantity and mix of products sold and the price we charge for our products.

Retail store sales. Retail store sales consist of brick-and-mortar sales of healthcare and related over-the-counter products and were $7.9 million in 1999, $4.3 million in 1998, and $436,000 in 1997. Retail store revenues increased 82.9% from 1998 to 1999 and 895% from 1997 to 1998. The growth in revenue from 1998 to 1999 is primarily due to the increase to ten stores in 1999 from six stores in 1998 and to a full year of results in 1999 of the six retail stores in operation as of December 1998. The growth in revenue from 1997 to 1998 is primarily due to a full year of results for the two retail stores in operation as of December 31, 1997 and the addition of partial year results for the four stores opened in 1998. We expect retail store sales to remain flat in the future as we focus on our other sales channels including internet and catalog sales.

Advertising, content and other revenues. Advertising, content and other revenues were $1.2 million and $15,000 for 1999 and 1998, respectively. This increase was attributable to revenues from sponsorships and advertisements on our websites of $901,000 and content revenue of $287,000. In 1998, revenue consisted solely of sponsorships and advertising revenue from our websites. There were no revenues in 1997. We expect our vendor sponsorship revenues to increase in the future as we focus on providing vendors with opportunities in which to communicate their marketing messages to customers on
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our content and e-Commerce websites.

Cost of e-Commerce and other product sales. Cost of e-Commerce and other product sales consist primarily of the cost of products sold to customers, certain promotion costs, and inbound shipping charges. Cost of e-Commerce and other product sales were $11.8 million in 1999, $2.6 million in 1998 and $289,000 in 1997, which represented an increase of 346% from 1998 to 1999 and 816% from 1997 to 1998. The increase in cost of e-Commerce and other product sales from 1998 to 1999 was attributable to the acquisition of L&H Vitamins in August 1999, the relaunch of the Vitamins.com website in October 1999, the increase from six to ten Vitamins.com retail stores and promotion costs associated with new customer acquisitions. The increase from 1997 to 1998 was attributable to the increase from two to six Vitamins.com retail stores and promotions costs associated with new customer acquisitions. We expect that our cost of e-Commerce and other products sales will continue to fluctuate ratably with changes in e-Commerce and product sales.

Content and product development. Content and product development expenses consist primarily of payroll and related expenses for development, editorial, systems and telecommunications operations personnel and consultants, systems and telecommunications infrastructure and cost of acquired content. Product development costs are generally expensed as incurred, except for costs relating to the development of internal-use software, which are capitalized and depreciated over their estimated useful lives. Content and product development costs were $4.4 million in 1999 and $137,000 in 1998. The increase was primarily attributable to $2.5 million in increased staffing and associated costs related to enhancing and maintaining our websites. There were no content and development expenses in 1997. We expect content and product development expenses to decrease with the completion of significant development projects in 2000, resulting in lower consulting expenses.

Sales and marketing. Sales and marketing expenses consist primarily of advertising and certain promotional expenditures, payroll and related expenses for personnel engaged in marketing and customer service activities, outbound shipping charges and certain fulfillment costs. Fulfillment costs include the external fulfillment fee charged by our third party fulfillment partner and the internal cost of operating and staffing the distribution center. Sales and marketing expenses were $28.7 million in 1999, $2.3 million in 1998, and $818,000 in 1997, which represented an increase of 1,137% from 1998 to 1999 and an increase of 183% from 1997 to 1998. The increase from 1998 to 1999 was primarily attributable to $14.9 million in other online and offline advertising expenses incurred to increase awareness of our HealthCentral brands, $3.5 million for salary and staff expenses, and $1.6 million in shipping and fulfillment costs. The increase from 1997 to 1998 was primarily attributable to increased salary and staff expenses and other online and offline advertising expenses. We expect sales and marketing expenses to decrease in the future as we recognize the cost savings from the termination of portal agreements in 2000, decrease advertising spending and promotional activities, improve cross-marketing efforts among our sales channels and continue to focus our marketing efforts towards our existing customer base.

General and administrative. General and administrative expenses consist primarily of payroll and related expenses for finance, human resources, business development, investor relations, executive and administrative personnel, as well as professional services and other general corporate expenses. General and administrative expenses were $4.7 million in 1999, $914,000 in 1998, and $591,000 in 1997, which represented an increase of 412% from 1998 to 1999 and an increase of 55% from 1997 to 1998. The increase from 1998 to 1999 was primarily attributable to an increase of $2.2 million in personnel, professional services and overhead expenses associated with our merger and acquisitions. The increase from 1997 to 1998 was attributable to increased personnel, overhead expenses and professional services. General and administrative expenses are expected to decrease in the future as we expect fewer mergers and acquisitions and improved operational efficiencies.

Amortization of intangible assets. Amortization of intangible assets relates to the amortization of intellectual property related to domain names and intangible assets resulting from acquisitions. Amortization of intangibles was $3.7 million in 1999. There were no intangible assets as of December 31 1998 and 1997, respectively. The increase in 1999 is attributable to the acquisitions of L&H Vitamins, Enterprise Web Services, RxList, and HealthCentralRx. Goodwill and other intangibles are generally amortized on a straight-line basis over estimated period of benefit of two to four years, except for the amortization of goodwill from L&H Vitamins, which is being amortized over 20 years.

Stock Compensation. Options granted in the fourth quarter of 1998 and in 1999 have been considered to be compensatory as their deemed value for accounting purposes was greater than the exercise prices as determined by the board of directors on the dates of grant. For the year ended December 31, 1999, HealthCentral.com recorded $9.7 million of deferred stock compensation and amortized $6.2 million in stock compensation expense. Through December 31, 1998, HealthCentral.com had recorded a total of $389,000 of deferred stock compensation. HealthCentral.com recognized amortization of stock compensation of $105,000 for the year ended December 31, 1998. Deferred stock compensation is being amortized over the respective vesting periods of the outstanding options, generally four years.

Acquired in-process research and development. Acquired in-process research and development was $804,525 in 1999. The valuation of the purchased in-process research and development was based on the result of an independent appraisal using the income approach. The purchased in-process technology was not considered to have reached technological feasibility and had no alternative future use. There was no in-process research and development expense in 1998 or 1997.

Interest income (expense), net. Net interest income (expense) consists of earnings on our cash and cash equivalents offset by interest on capital lease obligations. Net interest income (expense) was approximately $778,000 for 1999, $(21,000) for 1998 and $(3,000) for 1997. The increase in 1999 was due to higher interest-bearing asset balances.
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Preferred stock dividend. Preferred stock dividend in 1999 was $22.3 million, due primarily to the sale of 4,038,455 shares of Series B convertible preferred stock at $5.20 per share, for total cash proceeds of approximately $21 million. The difference between the sales price and the deemed value per share of the common stock on the transaction date resulted in a beneficial conversion feature in the amount of $11.4 million. The beneficial conversion feature has been reflected as a preferred stock dividend in the statement of operations in the year ended December 31, 1999. The remaining $10.9 million was due to a recapitalization of Vitamins.com in August 1999 as a result of converting the company from a LLC to a C corporation. There were no preferred stock dividends for 1998 and 1997.

Income taxes. No provision for federal and state income taxes has been recorded as we have incurred net operating losses through December 31, 1999. As of December 31, 1999, we had approximately $25.8 million of federal and state net operating loss carryforwards available to offset future taxable income. Due to the change in ownership interests in connection with our IPO and prior sales of equity securities, the Company's use of these federal and state net operating loss carryforwards will be subject to annual limitations.

Liquidity and Capital Resources

Since inception, we have financed operations primarily through our initial public offering, the sale of preferred stock and the issuance of notes payable. Cash and cash equivalents were $83.7 million at December 31, 1999. Net cash provided by financing activities was $122.0 million for 1999, $7.4 million for 1998 and $1.8 million for 1997. In 1999 the proceeds were primarily the result of $75 million in proceeds from the issuance of common stock from our initial public offering, $41.6 million from the issuance of preferred stock, $3.4 million from the collection of a related party note receivable and $1.5 million from the issuance of notes payable. In 1998 and 1997, the proceeds were primarily from the issuance of stock of $7.5 million and $1.8 million, respectively.

Net cash used in operating activities was $29.7 million, $1.9 million and $998,000 for the years ended December 31, 1999, 1998 and 1997, respectively. In 1999, net cash used in operating activities was comprised primarily of a $41.3 million net operating loss, and increases of $2.9 million in inventory, $2.6 million in prepaid expenses and other assets and $417,000 in accounts and other receivables. This use of cash was partially offset by $6.2 million in stock compensation expense, $4.8 million in depreciation and amortization of intangible assets, $805,000 in acquired in-process research and development and an increase of $5.6 million in accounts payables and accrued expenses. In 1998, net cash used in operating activities was comprised primarily of a $1.8 million net operating loss and increases of $940,000 in inventory and $176,000 in prepaid expenses and other assets, partially offset by $218,000 in depreciation and amortization expense, $105,000 in stock compensation expense and increases of $619,000 in accounts payable and accrued expenses and $110,000 in deferred rent liability. In 1997, net cash used in operating activities was comprised primarily of a $1.3 million net operating loss and an increase of $370,000 in inventory and $121,000 in prepaid expenses and other assets, partially offset by an increase of $718,000 in accounts payable and accrued expenses.

Net cash used in investing activities was $12.5 million, $1.6 million, and $640,000 for the years ended December 31, 1999, 1998 and 1997, respectively. In 1999, net cash used in investing activities was $6.2 million for various acquisitions, $3.7 million for the purchase of property and equipment, $2.3 million for payments to related parties and $291,000 for cash paid for domain names. In 1998, net cash used in investing activities was $990,000 for the purchase of property and equipment and $564,000 for payments to related parties. In 1997, net cash used in investing activities was $640,000 for the purchase of property and equipment.

Our capital requirements depend on numerous factors, including our ability to integrate our acquired technology from acquisitions and improve our transaction processing and fulfillment systems and our website infrastructure without substantial additional capital expenditures. We have no material commitments for capital expenditures at present, and we do not anticipate entering into any new capital commitments in the foreseeable future. In an effort to realize efficiencies from acquisitions, reduce expenses, preserve our cash, and improve operational efficiencies, duplicate positions have been eliminated. We will continue to look at gaining efficiencies, which may result in the elimination of additional positions.

We have experienced substantial increases in expenditures since inception, consistent with growth in operations and personnel, both internally and through multiple acquisitions. However, we are not targeting significant growth in our cost structure in the future. We currently expect to use our existing cash and cash equivalents to fund operating losses and costs associated with integrating acquisitions. We currently believe that our available cash, cash equivalents and cash flows to be generated from operations will be sufficient to meet our anticipated needs through approximately the first half of 2001, provided that we achieve our targeted revenues, cost reductions and restructure certain partnerships and other creditor relationships.

Any projections of future cash needs and cash flows are subject to substantial uncertainty. If current cash and cash equivalents are insufficient to satisfy our liquidity requirements, we may need additional cash sooner than currently anticipated and/or may need to raise additional capital by obtaining a line of credit from a lender, selling additional equity, selling debt securities or certain assets in order to fund unanticipated revenue shortfalls, excess expenses or additional acquisitions of businesses or technologies, to develop new or enhanced services or products, to enter into significant partnerships or to respond to competitive pressures. We cannot be certain that additional financing will be available to us on acceptable terms when required, or at all. Any failure to raise additional capital by mid 2001 will require us to substantially curtail our operations.

Recent Accounting Pronouncements
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In December 1999, the Securities and Exchange Commission issued Staff Accounting
Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements. SAB No. 101 summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. In March 2000, the SEC issued SAB No. 101A to defer for one quarter, and in June 2000, issued SAB No. 101B to defer for an additional two quarters, the effective date implementing of SAB No. 101, with earlier application encouraged. We are required to adopt SAB No. 101 in the fourth quarter of fiscal 2000. We do not expect the adoption of SAB No. 101 to have a material effect on our financial position or results of operations.

In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion No. 25. FIN 44 clarifies the application of Opinion No. 25 for (a) the definition of employee for purposes of applying Opinion No. 25, (b) the criteria for determining whether a plan qualifies as a non-compensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions cover specific events that occur after either December 15, 1998 or January 12, 2000. We believe that the impact of FIN 44 has not and will not have a material effect on our financial position or results of operations.

In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, Accounting for Derivatives and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. In July 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133. SFAS No. 137 deferred the effective date of SFAS No. 133 until fiscal years beginning after June 15, 2000. The Company will adopt SFAS No. 133 during its year ending December 31, 2001 and does not expect such adoption to have a material effect on its financial statements. To date, the Company has not engaged in derivative or hedging activities.